EXHIBIT 4.2

                         AMENDMENT TO RIGHTS AGREEMENT

           This Amendment to Rights Agreement (the "Amendment") is entered into as of July __, 2000.

           WITNESSTH:

           WHEREAS, Circle International Group, Inc., a Delaware Corporation (the "Company") and Chemical Trust Company of California (the "Rights Agent") entered into the Rights Agreement, dated as of October 24, 1994 (the "Rights Agreement"); and

           WHEREAS, Section 27 of the Rights Agreement gives the Company the right to amend the Rights Agreement as set forth below and provides that such amendment will become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

           NOW, THEREFORE, the Rights Agreement is amended as follows:

           Section 1.  Amendment to Section 1.
                       ----------------------

           The following definitions are hereby added to the end of Section 1 of the Rights Agreement:

           (u) "Merger" shall mean the merger of EGL Delaware I, Inc. with and into the Company in accordance with the Delaware General Corporation Law upon the terms and subject to the conditions set forth in the Merger Agreement.

           (v) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of July 2, 2000, by and among EGL, Inc., EGL Delaware I, Inc. and the Company, as the same shall be amended from time to time in accordance with the Merger Agreement.

           (w) "Option Agreements" shall mean the Stock Option Agreements, dated as of July 3, 2000, by and between the Company and EG, Inc., as the same shall be amended from time to time in accordance with the Option Agreements.

           (x) "Stockholder Agreements" shall mean the Stockholder Agreements, dated as of July , 2000, by and between EGL, Inc. and affiliates of EGL, Inc. and the Company, as the same shall be amended from time to time in accordance with the Stockholder Agreements.

           Section 2.  Expiration Date.
                       ---------------

           Section 7(a) of the Rights Agreement is hereby amended by substituting a comma for "or" immediately prior to (iii) and adding at the end of (iii) the following: "and (iv) immediately prior the Effective Time (as defined in the Merger Agreement)."

           Section 3.  Amendment to Section 11 (a) (ii).
                       --------------------------------

           Section 11 (a) (ii) of the Rights Agreement is hereby amended by adding at the end thereof the following:

                     "Notwithstanding anything contained in this Section 11(a)(ii) to the contrary, the approval, execution and delivery of the Merger Agreement, the Option Agreements and the Stockholder Agreements and the consummation of the transactions contemplated thereby shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 11(a)(ii)."

           Section 4.  Amendment to Section 13.
                       -----------------------

           Section 13 of the Rights Agreement is hereby amended by adding at the end thereof the following:

                     "Notwithstanding anything contained in this Section 13 to the contrary, the approval, execution and delivery of the Merger Agreement, the Option Agreements and the Stockholder Agreements and the consummation of the transactions contemplated thereby shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 13."

           Section 5.  New Section 34.
                       --------------

           The following is added as a new Section 34 to the Rights Agreement:

           "Section 34.  The Merger, etc.
                         ---------------

                     "Notwithstanding anything contained in this Agreement to the contrary, none of (a) the approval, execution and delivery of the Merger Agreement, the Option Agreements and the Stockholder Agreements and the consummation of the transactions contemplated thereby, (b) the giving of an Exercise Notice (as defined in the Option Agreements) or
                     (c) the exercise of voting rights granted under the Stockholder Agreements shall cause (i) EGL, Inc. or EGL Delaware I, Inc., or any of their Affiliates or Associates to be an Acquiring Person, or (ii) a Shares Acquisition Date or a Distribution Date to occur."

           Section 6.  Severability.
                       ------------

           If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or restriction of this Amendment is held by a court of competent jurisdiction or the other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           Section 7.  Governing-Law.
                       -------------

           This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

           Section 8.  Counterparts.
                       ------------

           This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purpose be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           Section 9.  Effect of Amendment.
                       -------------------

           Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, this Amendment was duly executed as of the day and year first above written.

                                     CIRCLE INTERNATIONAL GROUP, INC.


                                     By
                                        --------------------------------------
                                     Name:
                                     Title:


                                     CHEMICAL TRUST COMPANY OF CALIFORNIA


                                     By
                                        --------------------------------------
                                     Name:
                                     Title:

                                       3